UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 29, 2005

TWC Holding LLC

(Exact name of registrant as specified in its charter)

Delaware	333-124826	59-3781176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10825 Kenwood Road, Cincinnati, Ohio		42542
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (513) 794-9800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information contained in Section 7.01 of this report and the exhibits hereto shall not be incorporated by reference into any of TWC Holding LLC, (the “Company”) filings or that of The Wornick Company, it’s wholly owned subsidiary company (the “Operating Company”), whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.   The information in this report and in the exhibits hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Forward-Looking Statements

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our business, operations, financial results and future prospects.  These statements are based on management’s current expectations and are subject to significant risks and uncertainties, including but not limited to the factors described under the heading “Forward-Looking Statements” in the Company’s filing on Form S-4 (File No. 333-124826) filed with the Securities and Exchange Commission on May 11, 2005.  For a detailed discussion of the factors which could impact our business, operations, financial results and future prospects, please refer to the discussion under the heading “Risk Factors” contained in our Registration Statement Prospectus, and risk factors discussed in our other filings with the U.S. Securities and Exchange Commission (the “SEC”) and any subsequently filed reports.  All documents filed with the SEC are available free of charge through the SEC’s website at http://www.sec.gov or from us by contacting Michael M. Thompson at (513) 794-9800.

Item 7.01               Regulation FD Disclosure.

Pursuant to its obligations under Regulation FD, the Company is hereby furnishing the following information under Item 7.01 of this current report on Form 8-K.

On November 29, 2005, the Company held a combined conference call discussing its financial and operational results for the thirteen week and year-to-date period ended October 1, 2005 and that of it’s Operating Company, The Wornick Company.  During the call management provided certain investors with information related to EBITDA and Adjusted EBITDA.  Provided below is the Company’s definition and calculation of EBITDA and Adjusted EBITDA.

EBITDA is net income before income tax expense, interest expense, net, depreciation of property and equipment and amortization.  The Company believes that EBITDA is useful to investors in evaluating the Company’s operating performance compared to that of other companies in the Company’s industry, as the calculation of EBITDA eliminates the effects of financing, income taxes and the accounting effects of capital spending, which items may vary for different companies for reasons unrelated to overall operating performance.  EBITDA is not a presentation made in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”).  Accordingly, when analyzing the Company’s operating performance, investors should not consider EBITDA in isolation or as a substitute for net income, cash flows from operating activities or other income statement or cash flow statement data prepared in accordance with U.S. GAAP.  The Company’s calculation of EBITDA is not necessarily comparable to that of other similarly titled measures reported by other companies.  Adjusted EBITDA is EBITDA adjusted to exclude non-recurring charges related to inventory step-up, non-recurring transaction expenses attributable to the acquisition from the predecessor and non-cash ESOP charges and other stock-based compensation expenses incurred by the predecessor company. The calculation of EBITDA and Adjusted EBITDA are shown below:

	Operating Company					TWC Holding LLC
	Quarter Ended		Year-to-Date			Quarter Ended	Year-to-Date
	October 2,	October 1,		October 2,	October 1,	October 1,	October 1,
(in thousands)	2004	2005	June 30, 2004	2004	2005	2005	2005
	(Successor)	(Successor)	(Predecessor)	Pro Forma	(Successor)	(Successor)	(Successor)
Net Income (loss)	(183)	3,154	1,447	1,264	65	2,072	(2,651)
Depreciation	864	996	1,387	2,251	2,907	996	2,907
Amortization	1,174	1,174	—	1,174	3,521	1,174	3,521
Interest Income	(32)	(26)	(507)	(539)	(125)	(26)	(125)
Interest Expense	3,597	3,639	100	3,697	10,782	4,684	13,388
Income Taxes	22	361	41	63	1,321	361	1,321
EBITDA	5,442	9,298	2,468	7,910	18,471	9,261	18,361
Inventory step-up	1,767	—	—	1,767	—	—	—
ESOP related expenses	—	—	2,344	2,344	—	—	—
Stock option expenses	—	—	713	713	—	—	—
Incentive compensation	—	10	3,267	3,267	32	10	32
Non-recurring deal expenses	—	—	1,681	1,681	—	—	—
Adjusted EBITDA	7,209	9,308	10,473	17,682	18,503	9,271	18,393

Additionally, during the conference call held on November 29, 2005, management of the Company provided its outlook for the Company for the remainder of 2005, the text of which follows:

During our 2Q conference call with you, Brian and I projected our 3Q revenue estimate of over $200 million was unchanged; however, adjusted EBITDA outlook for the year was reduced from the $25 -$28 million range to approximately $20 - $22 million, reflecting expenses for the termination of our consumer product offerings, consolidation expenses, lower projected military sales, lower Group Ration prices, and higher than planned costs for start-up of co-manufacturing products.  However, due to the impact of an unprecedented hurricane season, in particular Hurricanes Katrina and Rita, we have revised our revenue to be approximately $240 million and adjusted EBITDA to be $30 million.

As our transition proceeds, Wornick remains on target and actions continue to improve our competitive capability in anticipation of shifting market challenges.  In the past nine months we have shifted away from our past history of two separate companies under one common ESOP structure to a single company with manufacturing sites in Cincinnati, Ohio and McAllen, Texas. In the past three months we have consolidated functions to enhance communication and our ability to rapidly respond to challenges and opportunities.  In the past few days we completed the implementation of our integrated Enterprise Resource Planning tools that will serve as the informational platform for consolidating the supplier base, merging systems that interface with our customers and combine the functions for economies of scale.

We are nearing completion of our detailed analysis of physical operating structure to prioritize opportunities for better aligning our order fulfillment chain with the changing needs our growing customer base.  We can then implement improvements in operations and transportation logistics to increase execution  speed and flexibility generating improved financial results.

Although market conditions and competitive factors are certainly challenging, continued focus on improving operating efficiency and our ability to rapidly respond to opportunities created by changing market conditions will allow us to continue growing our Co-manufacturing base and offer new variants of Wornick’s established products.

I would now like to open up the conference call up to all of you so Brian and I can answer any questions you might have.

A replay of the entire conference call will be available from 1:00 p.m., Eastern Daylight Saving Time, on November 29, 2005 until 11:59 p.m., Eastern Daylight Saving Time, on December 6, 2005.  The replay number is 1-800-405-2236 (toll-free).  The pass code for the replay is 11045488 (followed by the # sign).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWC Holding LLC

	By:	/s/ Brian A. Lutes
Name: Brian A. Lutes
Title: Chief Financial Officer

Dated: November 29, 2005